UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2004

Rockwood Specialties Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-109686	52-2277390
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Overlook Center Princeton, New Jersey 08540
(Address of registrant’s principal executive office)

(609) 514-0300
(Registrant’s telephone number)

ITEM 5.	OTHER EVENTS.

On July 23, 2004, Rockwood Specialties Group, Inc. issued a press release announcing it has entered into a definitive agreement to acquire the Pigments and Dispersions business of Johnson Matthey Plc. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein.

ITEM 7.	EXHIBITS.

Exhibit No.	Description
99.1	Press Release of the Registrant dated July 23, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockwood Specialties Group, Inc.

	By:	/s/ THOMAS J. RIORDAN

		Name:	Thomas J. Riordan
		Title:	Vice President & Secretary, Law & Administration

Dated: July 23, 2004